UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

November 10, 2016

Research Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-53501 (Commission File Number)	11-3797644 (IRS Employer Identification No.)

5435 Balboa Boulevard, Suite 202

Encino, CA 91316

(Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07. Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of stockholders on November 10, 2016. At the annual meeting, there were 23,887,723 shares of the Registrant’s common stock entitled to vote, and 22,930,965 (96%) were represented at the annual meeting in person and by proxy. The following summarizes vote results for those matters submitted to the Registrant’s stockholders for action at the annual meeting:

1. Proposal to elect five members of the Registrant’s Board of Directors.

Director	For	Withheld
John Regazzi	18,132,071	47,210
Chad Cooper	18,132,071	47,210
Peter Derycz	18,132,071	47,210
Merrill McPeak	18,132,071	47,210
Janice Peterson	18,132,071	47,210

 2. Proposal to ratify the appointment of Weinberg & Company, P.A. as the Registrant’s independent accountants for the year ending June 30, 2017.

For	Against	Abstain
22,825,940	104,225	800

3. Proposal to approve an amendment to the Research Solutions, Inc. 2007 Equity Compensation Plan, as amended, to increase the maximum number of shares of common stock that may be issued pursuant to awards granted thereunder from 5,000,000 to 7,000,000.

For	Against	Abstain	Broker Non-Votes
13,195,433	4,980,998	2,850	4,751,684

4. Proposal to hold a non-binding advisory vote approving the following resolution endorsing the Registrant’s executive compensation: “RESOLVED, that the stockholders approve the compensation of the Registrant’s executives, as disclosed in the compensation tables and related narrative disclosure in the Registrant`s proxy statement for the Annual Meeting.”

For	Against	Abstain	Broker Non-Votes
18,095,278	78,933	5,070	4,751,684

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: November 16, 2016	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer